Exhibit 99.1

Q3 2003 RESULTS PRESENTATION – 5 November 2003

Basingstoke, UK - 16 October 2003 - Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce third quarter 2003 earnings on Wednesday, 5 November 2003.

Results announcement time:	12:00 GMT / 07:00 ET
Conference call time:	14:00 GMT / 09:00 ET

Live conference call:
The details of the live conference call are as follows:

UK dial in	+ 44 1452 569 393
US / Canada dial in	1866 434 1089
Password	Shire Pharmaceuticals

Live audio webcast:
There will also be a live audio webcast available, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for 2 weeks. Details are as follows:

UK International no:	+ 44 1452 55 00 00
UK PIN (access) no:	608360#
US no:	1866 276 1167
US PIN (access) no:	608360#
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

End

For further information please contact:

Global Investor Relations
Cléa Rosenfeld	+44 (0)1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently has a range of projects and products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com